As filed with the Securities and Exchange Commission on March 4, 1999
                                                    Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549


                            REGISTRATION STATEMENT
                                  ON FORM S-8
                       UNDER THE SECURITIES ACT OF 1933


                        GILMER FINANCIAL SERVICES, INC.
            (Exact name of registrant as specified in its charter)

                                   Delaware
                 (State or other jurisdiction of incorporation
                               or organization)

                      218 West Cass Street, Gilmer, Texas
                   (Address of principal executive offices)
                                  75-2561513
                     (I.R.S. Employer Identification No.)


                                     75644
                                  (Zip Code)
                        GILMER FINANCIAL SERVICES, INC.
                      1995 RECOGNITION AND RETENTION PLAN
                           (Full title of the plan)

                           Martin L. Meyrowitz, P.C.
                            Beth A. Freedman, Esq.
                        Silver, Freedman & Taff, L.L.P.
     (a limited liability partnership including professional corporations)
                                Suite 700 East
                          1100 New York Avenue, N.W.
                         Washington, D.C.  20005-3934
                    (Name and address of agent for service)

                                (202) 414-6100
         (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                   Proposed        Proposed
Title of                           maximum        maximum
securities         Amount to be  offering price   aggregate        Amount of
to be registered  registered(1)    per share    offering price  registration fee
--------------------------------------------------------------------------------
Common Stock, par  5,503 shares     $14.625 (2)          $80,481(2)  $100.00(2)
value $.01
per share

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares set forth above, an indeterminate number of shares which, by reason of certain events specified in the Plan, may become subject to the Plan.
(2) Estimated, pursuant to Rule 457(h), solely for the purpose of calculating the registration fee, at $14.625 per share, which was the average of the closing bid and asked prices of the common stock of Gilmer Financial Services Corporation on February 9, 1999 as reported on the OTC Electronic Bulletin Board System.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


      The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Gilmer Financial Services, Inc. 1995 Recognition and Retention Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

      Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 3.     Incorporation of Certain Documents by Reference.

      The  following  documents  previously  or  concurrently  filed  by  Gilmer
Financial Services, Inc. (the "Company") with the Commission are hereby incorporated by reference in this Registration Statement:

      (a) the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998, as amended (File No. 0-25076), filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

      (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by audited financial statements contained in the prospectus referred to in Item 3(a);

      (c) the description of the common stock, par value $.01 per share, or the Registrant contained in the Registrant's Registration Statement on Form S-1 (Registration No. 33-84334) filed with the Commission on September 23, 1994, and all amendments thereto or reports filed for the purpose of updating such description.

      All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration
Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

      The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to the Secretary, Gilmer Financial Services, Inc., 218 West Cass, Gilmer, Texas 75644, telephone number (903) 843-5525.

      All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.     Description of Securities.

      Not Applicable.

Item 5.     Interests of Named Experts and Counsel.

      Not Applicable.

Item 6.     Indemnification of Directors and Officers.

      The Certificate of Incorporation of the Holding Company provides that a director or officer of the Holding Company shall be indemnified by the Holding Company to the fullest extent authorized by the Delaware General Corporation Law against all expenses, liability and loss reasonably incurred or suffered by such person in connection with his activities as a director or officer or as a director or officer of another company, if the director or officer held such position at the request of the Holding Company. Delaware law requires that such director, officer, employee or agent, in order to be indemnified, must have acted in good faith and in a manner reasonably believed to be not opposed to the best interests of the Holding Company and, with respect to any criminal action or proceeding, either had reasonable cause to believe such conduct was lawful or did not have reasonable cause to believe his conduct was unlawful.

      The Certificate of Incorporation and Delaware law also provide that the indemnification provisions of such Certificate and the statute are not exclusive of any other right which a person seeking indemnification may have or later acquire under any statute, provision of the Certificate of Incorporation, Bylaws of the Holding Company, agreement, vote of stockholders or disinterested directors or otherwise.

     These provisions may have the effect of deterring shareholder derivative actions, since the Holding Company may ultimately be responsible for expenses for both parties to the action. A similar effect would not be expected for third-party claims.

      In addition, the Certificate of Incorporation and Delaware law also provide that the Holding Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Holding Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Holding Company has the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. The Holding Company intends to obtain such insurance.


Item 7.     Exemption from Registration Claimed.

      Not applicable.

Item 8.     Exhibits.


                                                            Reference to Prior
                                                                 Filing or
Regulation S-K                                                Exhibit Number
    Exhibit                                                      Attached
    Number                       Document                         Hereto
--------------------------------------------------------------------------------

4       Instruments Defining the Rights of Security
        Holders, Including Indentures:
              Certificate of Incorporation of Gilmer Financial
              Services, Inc. ................................        *
              Bylaws of Gilmer Financial Services, Inc.......        *
              Form of Stock Certificate of Gilmer Financial
              Services, Inc. ................................        *
              Gilmer Financial Services, Inc.
              1995 Recognition and Retention Plan............Attached as Exhibit
                                                                     4.1
              Gilmer Financial Services, Inc.
              1995 Recognition and Retention Plan            Attached as Exhibit
              Restricted Stock Agreement.....................         4.2
5       Opinion of Silver, Freedman & Taff, L.L.P............Attached as Exhibit
                                                                      5
15      Letter on unaudited interim financial
        information..........................................   Not Applicable
23      Consents of Experts and Counsel:
              Consent of Henry & Peters, P.C. ...............Attached as Exhibit
                                                                      23.1
              Consent of Silver, Freedman & Taff, L.L.P......Attached as Exhibit
                                                                      23.2
24      Power of Attorney....................................    Contained on
                                                                Signature Page
26      Invitations for Competitive Bids.....................   Not Applicable
99      Additional Exhibits..................................   Not Applicable
----------------------
* Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (File No. 33-84334) filed on September 23, 1994 and all amendments thereto or reports filed for the purpose of updating such description. All such previously filed documents are hereby incorporated herein by reference in accordance with
Item 601 of Regulation S-B.

      The Company hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9.     Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act filing of the employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned in the City of Gilmer, State of Texas on March 2, 1999.


                              GILMER FINANCIAL SERVICES, INC.



                        By:    /s/ Gary P. Cooper
                              -------------------------------
                              Gary P. Cooper, President and
                              Chief Executive Officer
                              (Duly Authorized Representative)



      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary P. Cooper and M. Vance Gorman or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



 /s/ Gary P. Cooper                        /s/ M. Vance Gorman
-------------------------------           -------------------------------
Gary P. Cooper                            M. Vance Gorman
President and Chief Executive             Chairman of the Board
Officer

Date: March 2, 1999                       Date: March 2, 1999

 /s/ Royce L. Hudgins                      /s/ Paul D. Williams
-------------------------------           -------------------------------
Royce L. Hudgins                          Paul D. Williams
Director                                  Director

Date: March 2, 1999                       Date: March 2, 1999



 /s/ Tedd R. Austin                        /s/ Donald G. Bethard
-------------------------------           -------------------------------
Tedd R. Austin                            Donald G. Bethard
Director                                  Director

Date: March 2, 1999                       Date: March 2, 1999



 /s/ Steven W. Sansom
-------------------------------
Steven W. Sansom
Director

Date: March 2, 1999

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549








                                   EXHIBITS


                                      TO


                                   FORM S-8


                            REGISTRATION STATEMENT


                                     UNDER


                          THE SECURITIES ACT OF 1933








                        GILMER FINANCIAL SERVICES, INC.

                                   EXHIBIT INDEX


                                                       Reference to Prior Filing
                                                          or Page Number in
                                                            Sequentially
  Exhibit                                               Numbered Registration
  Number                                                      Statement
--------------------------------------------------------------------------------


 4      Instruments Defining the Rights of Security Holders,
        Including Indentures:

           Certificate of Incorporation of Gilmer Financial        *
           Services, Inc.

           Bylaws of Gilmer Financial Services, Inc.               *

           Form of Stock Certificate of Gilmer Financial           *
           Services, Inc.

           Gilmer Financial Services, Inc.                    Exhibit 4.1
           1995 Recognition and Retention Plan

           Gilmer Financial Services, Inc.                    Exhibit 4.2
           1995 Recognition and Retention Plan
           Restricted Stock Agreement

 5      Opinion of Silver, Freedman & Taff, L.L.P.              Exhibit 5

23.1    Consent of Henry & Peters, P.C.                       Exhibit 23.1

23.2    Consent of Silver, Freedman & Taff, L.L.P.            Exhibit 23.2

24      Power of Attorney                                Contained on signature
                                                                   page.
----------------------
* Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (File No. 33-84334) filed on September 23, 1994 and all amendments thereto or reports filed for the purpose of updating such description. All such previously filed documents are hereby incorporated herein by reference in accordance with
Item 601 of Regulation S-B.